1
Exhibit 1.01
Conflict Minerals Report
The information contained in ExxonMobil’s Conflict Minerals Disclosure filed under Item 1.01 of the corporation’s Form SD Report for the year ended December 31, 2025, including the description of
ExxonMobil’s reasonable country of origin inquiries and additional diligence, is incorporated in its entirety into this Conflict Minerals Report.  Terms used in such Conflict Minerals Disclosure have the same meanings in this Conflict Minerals Report.
The catalysts purchased from suppliers who provided covered country declarations as described in more detail in ExxonMobil’s 2025 Conflict Minerals Disclosure incorporated herein were used in the
Corporation’s facilities and for production of the ExxonMobil products as listed below:
Antwerp Refinery
Diesel fuels
Lubricant base stocks
Baton Rouge Refinery
Diesel fuels
Lubricant base stocks
Hydrogenated tackifier resins
Baytown Refinery
Diesel fuels
Lubricant base stocks
Beaumont Refinery
Diesel fuels
Lubricant base stocks
High-Octane Gasoline
Gulf Coast Growth Ventures
Butadiene
Joliet Refinery
Diesel fuels
Lubricant base stocks
High-Octane Gasoline
Nanticoke Refinery
High-Octane Gasoline
Rotterdam Refinery
Diesel fuels
Lubricant base stocks
Sarnia Refinery
Diesel fuels
Lubricant base stocks
Singapore Refinery and Aromatics
Diesel fuels
Lubricant base stocks
High-Octane Gasoline
Hydrogenated tackifier resins
Strathcona Refinery
Diesel fuels
Lubricant base stocks